EXHIBIT 99.1

May 12, 2011

To Our Members,

I am pleased to announce today that the Board of Directors of the Federal Home Loan Bank of Chicago has declared a cash dividend at an annualized rate of 0.10% per share, based on the Bank's financial results for the first quarter of 2011. The dividend, which was subject to approval by our regulator, the Federal Housing Finance Agency, will be paid by crediting your account as of May 13, 2011.

As we have said, maintaining a nominal dividend to our members is an indication of our progress in building the financial strength of the Bank.

The Board joins me in thanking you for your membership and your continuing partnership with the Federal Home Loan Bank of Chicago. Our focus now is on obtaining approval for our capital plan and promoting products and services that continue to demonstrate our commitment and our value as a partner to you. If you have any questions, please feel free to contact your relationship manager; Chad Brandt, the head of our Banking and Advances Product Group; or me.

I hope to see you at our member meetings in early June. Please visit www.fhlbc.com for more information.

Regards,

Matt Feldman
President and CEO

This letter contains forward-looking statements which are based upon our current expectations and speak only as of the date hereof. These statements may use forward-looking terms, such as “anticipates,” “believes,” “expects,” “could,” “plans,” “estimates,” “may,” “should,” “will,” or their negatives or other variations on these terms. We caution that, by their nature, forward-looking statements involve risk or uncertainty, that actual results could differ materially from those expressed or implied in these forward-looking statements, and that actual events could affect the extent to which a particular objective, projection, estimate, or prediction is realized. These forward-looking statements involve risks and uncertainties including, but not limited to, instability in the credit and debt markets, economic conditions (including effects on, among other things, mortgage-backed securities), changes in mortgage interest rates and prepayment speeds on mortgage assets, our ability to successfully transition to a new business model and to pay future dividends and the risk factors set forth in our periodic filings with the Securities and Exchange Commission, which are available on our website at www.fhlbc.com. We assume no obligation to update any forward-looking statements made in this letter.